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                                                                    Exhibit 99.1

                           (ALFACELL CORPORATION LOGO)


MEDIA CONTACT:                          INVESTOR CONTACT:
Feinstein Kean Healthcare               TS Communications Group
Courtney Harris                         Tara Spiess / Andrea Romstad
617-577-8110                            914-921-5958
courtney.harris@fkhealth.com            alfacell@biotechirpr.com

                ALFACELL CORPORATION ANNOUNCES RETIREMENT OF CFO,
                                 ROBERT D. LOVE

BLOOMFIELD, N.J., NOVEMBER 9, 2006 - Alfacell Corporation (Nasdaq: ACEL), today announced that Robert D. Love will retire as Chief Financial Officer, effective December 31, 2006. Until that time, Mr. Love will continue to perform all of his current duties, and will provide assistance to the company's efforts while they identify and hire a new Chief Financial Officer. In addition, Mr. Love has agreed to provide ongoing support to the company throughout the transition period.

"I am fortunate to have had a rewarding career of 30 years in the pharmaceutical industry," said Love. "I am also thankful for the opportunity afforded me by Alfacell, and enjoyed my time here. That said, I have decided that now is the right time to leave and pursue my interests outside of industry."

Love added, "I wish the leadership team at Alfacell every success in its future endeavors. I remain steadfast in my belief that Alfacell's technology platform is promising, and that ONCONASE has great potential as a novel, first-in-class anti-cancer agent. I also feel that the company is well-positioned to achieve the key milestones we have communicated for the coming year."

Kuslima Shogen, Chairman and Chief Executive Officer at Alfacell, stated, "We are indebted to Bob for his exceptional performance. His skilled management of the company's financial strategy and operations was particularly valuable. Under Bob's stewardship, Alfacell has significantly strengthened its balance sheet, as he spearheaded a successful capital campaign to secure resources to complete the ONCONASE Phase IIIb pivotal trial in malignant mesothelioma and advance other preclinical and clinical programs as well. In addition, Bob's contributions to Alfacell's continued growth stretched well beyond his financial duties, as he was able to draw upon his extensive experience in high-profile leadership positions in the industry and execute our business strategy."

Shogen concluded, "On a personal note, Bob will be greatly missed. He has been a respected leader and trusted advisor to me and the Board. We wish him a long, active and fulfilling retirement."

Mr. Love has served as Alfacell's Chief Financial Officer since May 2005.

ABOUT ALFACELL CORPORATION


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Alfacell Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for cancer and other diseases, using its ribonuclease (RNase) technology platform. ONCONASE(R) (ranpirnase), Alfacell's lead investigational drug candidate, is currently being evaluated in several studies, including a Phase IIIb registration study for unresectable malignant mesothelioma (MM). A Phase I / II trial evaluating ONCONASE in Non-Small Cell Lung Cancer (NSCLC) is also in progress. For more information, please visit www.alfacell.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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